Exhibit 8.1

[Squire Patton Boggs (US) LLP Letterhead]

May 7, 2020

Compass Diversified Holdings

301 Riverside Avenue

Second Floor

Westport, Connecticut 06880

Compass Group Diversified Holdings LLC

301 Riverside Avenue

Second Floor

Westport, Connecticut 06880

Re: Public Offering of Compass Diversified Holdings

Ladies and Gentlemen:

We have acted as counsel to Compass Diversified Holdings (the “Trust”) and Compass Group Diversified Holdings LLC (the “Company”) in connection with the preparation of a prospectus supplement (the “Prospectus Supplement”) that relates to a Registration Statement that was filed by the Trust and the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 which became effective upon filing on November 13, 2019 (the “Registration Statement”). The Prospectus Supplement and Registration Statement relate to the offering of common shares representing beneficial interests in the Trust (the “Shares”). Each Share of the Trust corresponds to one trust common interest (referred to as a “trust common interest” in the Prospectus Supplement) of the Company held by the Trust.

In preparing this opinion, we have examined and relied on such documents as we have deemed appropriate, including, the Prospectus Supplement and the Registration Statement and the originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Trust and the Company and such other instruments, certificates and other documents of public officials and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

We have reviewed the statements set forth under the captions “Material U.S. Federal Income Tax Considerations” and “Supplemental Material U.S. Federal Income Tax Considerations” in the Registration Statement and Prospectus Supplement, respectively, and hereby advise you that, to the extent such statements constitute statements of law or indicate the statements are legal conclusions drawn by us from an application of the law to the present facts, such statements represent the opinion of Squire Patton Boggs (US) LLP as to the United States federal income tax matters as of the date hereof.

We express no opinions other than those expressed herein and identified in the Prospectus Supplement or the Registration Statement. We hereby consent to the use of this letter as an exhibit to the Prospectus Supplement and the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully Submitted,

/s/ Squire Patton Boggs (US) LLP